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                                 Exhibit 10.61


                 Form of Amended and Restated Voting Agreement
           by and among WellPoint California, WellPoint Delaware and
                        California HealthCare Foundation
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                              AMENDED AND RESTATED
                                VOTING AGREEMENT


                 THIS AMENDED AND RESTATED VOTING AGREEMENT ("Agreement") is made and entered into this ____ day of June 1997, by and among WellPoint Health Networks Inc., a California corporation (formerly Blue Cross of California, "WellPoint California"), WellPoint Health Networks Inc., a Delaware corporation (the "Company" or "WellPoint Delaware"), and California Healthcare Foundation, a California nonprofit public benefit corporation (formerly Western Health Partnerships, the "Health Foundation").

                 WHEREAS, pursuant to an Agreement and Plan of Reorganization dated June ___, 1997 (the "Reorganization Agreement") among WellPoint Delaware, WellPoint California and WLP Acquisition Corp., a wholly owned subsidiary of WellPoint Delaware ("Merger Sub"), Merger Sub was merged into WellPoint California, the capital stock of WellPoint California was converted into capital stock of WellPoint Delaware and the shareholders of WellPoint California became stockholders of WellPoint Delaware and the outstanding stock of Merger Sub was converted into stock of WellPoint California and thereby WellPoint California became a wholly owned subsidiary of WellPoint Delaware (the "Reorganization");

                 WHEREAS, WellPoint California and the Health Foundation entered into a Voting Agreement dated May 8, 1996 (the "Voting Agreement") and, as a result of the Reorganization, each of WellPoint California and the Health Foundation desire to amend the Voting Agreement to, among other things, have the Company assume the rights and obligations of WellPoint California under the Voting Agreement;

                 WHEREAS, the Company desires to become a party to this Agreement with the same rights and obligations as WellPoint California has under the Voting Agreement;

                 WHEREAS, as of the date of this Agreement, the Health Foundation beneficially owns an aggregate of 29,910,000 shares of the Company's Common Stock;

                 WHEREAS, the Health Foundation wishes for its investment in the Company to be as valuable as possible so long as such investment is maintained and believes that the Company's primary license to use the "Blue Cross" name and related rights (the "Blue Cross marks") contributes substantially to the Company's value and its future prospects;

                 WHEREAS, the Blue Cross and Blue Shield Association ("BCBSA") has conditioned the Company's license to continue to use the Blue Cross marks upon the Company maintaining certain Basic Protections (as defined in the License Addendum between the Company and BCBSA) which are intended by the BCBSA to enable the Company to remain independent of the Health Foundation and any other stockholder who may in the future acquire Capital Stock (as defined below) in the Company in excess of the Ownership Limit (as defined below); and





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                 WHEREAS, the conditions imposed by the License Addendum
include a requirement that the Health Foundation vote all VA Shares (as defined below) as provided herein and certain other matters with respect to the Company's Common Stock.

                 NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree that the Voting Agreement is hereby amended and restated to add the Company as a party hereto, that WellPoint Delaware shall assume the rights and obligations of WellPoint California under the Voting Agreement, that WellPoint California is relieved of any further obligations under the Voting Agreement and that the parties further agree as follows:

                 1. VOTING AGREEMENT. During the Initial Period, the Health Foundation agrees, with respect to all VA Shares: (A) to vote in favor of each nominee to the Board of Directors of the Company who has been nominated by the Nominating Committee, the remaining BCC Designees, or the remaining WellPoint Designees pursuant to Article IV, Section 2 of the bylaws of the Company in effect as of the date of this Agreement (the "Bylaws") or any successor provision thereto, and, with respect to every Board position for which no nominee is presented in accordance with the preceding provisions in this clause (A), to vote for the nominee selected by a majority of the incumbent members of the Board of Directors of the Company and vote against any candidate for the Board of Directors of the Company for whom no competing candidate has been nominated in one of the methods prescribed in this clause
(A); and (B) unless such action is initiated by or with the consent of the Board of Directors of the Company, (i) to vote against removal of any director of the Company, except in the case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Company as determined by the Health Foundation, (ii) to vote against adoption of new bylaws or articles of incorporation of the Company or any alteration, amendment, change or addition to or repeal of the Bylaws or Restated Certificate of Incorporation,
(iii) not to nominate any candidate to fill any vacancy on the Board of Directors of the Company, (iv) not to call any special meeting of the stockholders of the Company, and (v) to take no action by voting its VA Shares that would be inconsistent with or would have the effect, directly or indirectly, of defeating or subverting the board nomination procedures identified in clause (A) above. For purposes of this Agreement, "Initial Period" shall mean the period commencing as of the date of this Agreement and ending upon the date on which the Health Foundation and its affiliates, when taken together, cease to Beneficially Own Capital Stock in excess of the Ownership Limit. For purposes of this Agreement, "affiliates" of the Health Foundation shall be deemed not to include the Company and its subsidiaries.

                 2. STANDSTILL. During the Initial Period, the Health Foundation will not, directly or indirectly, (i) individually, or as part of a group, acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any shares of the Company's Capital Stock, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise), beneficial ownership of any shares of the Company's Capital Stock or (ii) enter into any agreement, arrangement or understanding with any person, other than the Company, that would have the effect of increasing such person's or the Health Foundation's





                                       2.
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voting power in the Company provided that this clause (ii) shall not prohibit transfers of the Company's Capital Stock by the Health Foundation that, pursuant to section 6(b) hereof, would otherwise result in such shares no longer being subject to this Agreement. Notwithstanding the foregoing, it is expressly agreed that any acquisition of shares of the Company's Capital Stock by the Health Foundation shall not be deemed to violate or conflict with the provisions of this Section 2 in the following circumstances: (i) any acquisition of shares by reason of stock dividends, stock splits, spin-offs, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like or (ii) any acquisition of shares at any time after the ownership of the Company's Capital Stock by the Health Foundation shall have fallen to the Ownership Limit or less with such acquisition having the effect of increasing the ownership of the Company's Capital Stock by the Health Foundation within or up to but not beyond the Ownership Limit.

                 3. NOMINATING BCC DESIGNEE TO BOARD. During the Initial Period, so long as the Nominating Committee to the Board of Directors of the Company shall remain in existence pursuant to the Bylaws, in the case of a person nominated to be a replacement for any BCC Designee, the Company undertakes to ensure that any such nomination shall only be made after reasonable and adequate consultation thereon with the Health Foundation.

                 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HEALTH FOUNDATION. The Health Foundation represents, warrants and covenants to the Company that (i) it is the record or beneficial owner of 26,433,651 VA Shares, at the effective date of this Agreement; (ii) for so long as the Health Foundation owns of record or beneficially VA Shares, those VA Shares owned by the Health Foundation are and at all times prior to the expiration of the Initial Period will be free and clear of any liens, claims, options, charges or other encumbrances; (iii) it does not own of record or beneficially any shares of Capital Stock of the Company in excess of the Ownership Limit, other than the VA Shares and, if any, the Voting Trust Shares; and (iv) it has full power and authority to make, enter into and carry out the terms of this Agreement. Notwithstanding the foregoing, (a) the Health Foundation may pledge any of its VA Shares as collateral provided that such pledge complies with Section 14(c)(3) of Article VII of the Company's Restated Certificate of Incorporation, and (b) the Health Foundation shall be free to dispose of any of its VA Shares in accordance with and subject to any other agreements or restrictions which may be applicable, and any non-affiliated transferee shall acquire the VA Shares free and clear of any provisions of this Agreement, except that any and all VA Shares sold in violation of Section 12 of that certain Amended and Restated Registration Rights Agreement as of even date herewith among the Company, WellPoint California and the Health Foundation shall remain subject to this Agreement. In addition, the Health Foundation agrees that, during the Initial Period, it will be present, in person or represented by proxy, at all meetings of the stockholders of the Company for which it has VA Shares, so that all VA Shares then beneficially owned by the Health Foundation may be counted for the purpose of determining the presence of a quorum at such meetings.

                 5. ADDITIONAL DOCUMENTS. The Health Foundation hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the purpose and intent of this Agreement.





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                 6.       MISCELLANEOUS.

                          a)      SEVERABILITY.  If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any term, provision, covenant or restriction in Section I hereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, then such provision shall be construed so as to require the VA Shares to be voted in the identical proportions in favor of or in opposition to such matters as votes of stockholders other than the Health Foundation are cast.

                          b)      BINDING EFFECT AND ASSIGNMENT.  This
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of WellPoint Delaware and the Health Foundation and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of WellPoint Delaware or the Health Foundation without the prior written consent of the other. Notwithstanding the foregoing, the provisions of this Agreement shall not be binding on any transferee who is not affiliated with the Health Foundation except that any and all VA Shares sold in violation of Section 12 of that certain Amended and Restated Registration Rights Agreement effective on or before the effective date hereof among the Company, WellPoint California and the Health Foundation shall remain subject to this Agreement.

                          c)      AMENDMENTS AND MODIFICATION.  This Agreement
may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by WellPoint Delaware and the Health Foundation.

                          d)      SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF.  The
parties acknowledge that there will be irreparable harm and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to any party upon any such violation, the non-defaulting party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity.

                          e)      NOTICES.  All notices and other
communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):





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                 If to the Company, then addressed to the Company at:

                          21555 Oxnard Street
                          Woodland Hills, CA 91367
                          Attn:  General Counsel
                          Telecopy No.: (818) 703-4406

                 With a copy to:

                          Brobeck Phleger & Harrison LLP
                          Spear Street Tower
                          One Market Street
                          San Francisco, CA 94105
                          Attn:  William L. Hudson, Esq.
                          Telecopy No.: (415) 442-1010

                 If to the Health Foundation:
                          California HealthCare Foundation
                          496 Ninth Street
                          Oakland, CA 94607
                          Attn:  General Counsel
                          Telecopy No.: (510) 238-1388

                 With a copy to:

                          Munger, Tolles & Olson LLP
                          355 South Grand Avenue, Suite 3500
                          Los Angeles, CA 90071-1560
                          Attn.:  Ruth E. Fisher, Esq.
                          Telecopy No.: (213) 687-3702

                          Marron, Reid & Sheehy LLP
                          601 California Street, Suite 1200
                          San Francisco, California 94108-2896
                          Attn.:  E. Lewis Reid, Esq.
                          Telecopy No.: (415) 986-1374

                          f)      GOVERNING LAW.  This Agreement shall be
governed and enforced in accordance with the internal laws of the State of Delaware without regard to its principles of conflicts of laws.

                          g)      ENTIRE AGREEMENT.  This Agreement contains
the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, including the Voting Agreement, between the parties with respect to such subject matter.





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                          h)      COUNTERPARTS.  This Agreement may be executed
in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                          i)      EFFECT OF HEADING.  The section headings
herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                          j)      AUTOMATIC TERMINATION.  This Agreement shall
become ineffective and of no further force and effect in the event that (i) the Company ceases to be subject to any License Agreement (as defined in Section 14(e) of Article VII of the Company's Restated Certificate of Incorporation); and/or (ii) the Health Foundation and its affiliates cease to Beneficially Own Capital Stock in excess of the Ownership Limit.

                          k)      LEGENDING OF CERTIFICATES.  Each certificate
representing (i) VA Shares, and (ii) any other securities issued in respect of the VA Shares by reason of stock dividends, stock splits, spin-offs, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, shall bear a legend to the effect that: "The securities represented by this certificate are subject to an Amended and Restated Voting Agreement (the "Amended and Restated Voting Agreement") dated June ____, 1997 by and among WellPoint Health Networks Inc., a Delaware corporation, WellPoint Health Networks Inc., a California corporation, and California HealthCare Foundation, a copy of which may be obtained from the Secretary of the Company. The provisions of the Amended and Restated Voting Agreement are not binding on any transferee who is not affiliated with the California HealthCare Foundation except that any and all shares subject to the Amended and Restated Voting Agreement sold in violation of Section 12 of that certain Amended and Restated Registration Rights Agreement among WellPoint Health Networks Inc., a Delaware corporation, WellPoint Health Networks Inc., a California corporation, and California HealthCare Foundation dated as of even date with the Amended and Restated Voting Agreement shall remain subject to the Amended and Restated Voting Agreement."
No VA Shares may be held by the Health Foundation or any of its affiliates in any street or nominee name. All VA Shares shall be represented at all times by stock certificates which do not represent any shares other than VA Shares and which are registered in the name of the Health Foundation or its affiliates or are registered in a way in which they can be readily identified by the Company and its transfer agents as VA Shares. The Health Foundation shall provide such information and assistance as the Company may reasonably request at any time to identify the VA Shares.

                          l)      CERTAIN DEFINITIONS.  For purposes of this
Agreement, the term:

                                  a)       "Beneficially Own" has the meaning
                                           set forth in Section 14 of Article
                                           VII of the Company's Restated
                                           Certificate of Incorporation;

                                  b)       "Capital Stock" has the meaning set
                                           forth in Section 14 of Article VII
                                           of the Company's Restated
                                           Certificate of Incorporation;





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                                  c)       "Ownership Limit" has the meaning
                                           set forth in Section 14 of Article
                                           VII of the Company's Restated
                                           Certificate of Incorporation, but
                                           without disregarding any shares
                                           Beneficially Owned by the Health
                                           Foundation;

                                  d)       "Trustee" means Wilmington Trust
                                           Company or any successor thereto as
                                           trustee pursuant to the Voting Trust
                                           Agreement;

                                  e)       "VA Shares" means all shares of the
                                           Company's Capital Stock Beneficially
                                           Owned by the Health Foundation at
                                           any particular time, except that (i)
                                           Voting Trust Shares which are voted
                                           as required by the terms of the
                                           Voting Trust Agreement shall not be
                                           deemed VA Shares so long as they are
                                           so held in the voting trust created
                                           by the Voting Trust Agreement and
                                           voted, and (ii) the Health
                                           Foundation shall be entitled to
                                           Beneficially Own at any particular
                                           time Capital Stock of the Company
                                           representing up to the Ownership
                                           Limit free of and without being
                                           subject in any way to either the
                                           Voting Trust Agreement or this
                                           Agreement and none of the Capital
                                           Stock Beneficially Owned by the
                                           Health Foundation at or below the
                                           Ownership Limit shall be deemed VA
                                           Shares. Without limiting by
                                           implication the generality of the
                                           preceding sentence, any share of
                                           Capital Stock which shall be
                                           Beneficially Owned by the Health
                                           Foundation at any particular time in
                                           excess of the Ownership Limit shall
                                           be deemed a VA Share unless at that
                                           particular time it is on deposit in
                                           the voting trust created by the
                                           Voting Trust Agreement and is
                                           required to be voted in accordance
                                           with the terms of the Voting Trust
                                           Agreement;

                                  f)       "Voting Trust Agreement" means that
                                           certain Amended and Restated Voting
                                           Trust Agreement of even date
                                           herewith between the Health
                                           Foundation and the Trustee, or any
                                           replacement agreement thereof; and

                                  g)       "Voting Trust Shares" means those
                                           shares of Capital Stock, if any,
                                           held of record by the Trustee
                                           pursuant to the Voting Trust
                                           Agreement.





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                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                              WELLPOINT HEALTH NETWORKS INC.,
                                              a California corporation


                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________


                                              WELLPOINT HEALTH NETWORKS INC.,
                                              a Delaware corporation


                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________


                                              CALIFORNIA HEALTHCARE FOUNDATION


                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________





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